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                                                                     EXHIBIT 2.3


                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER



     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER ("Second Amendment") is made as of September 16, 1997, by and among PREMIER LASER SYSTEMS, INC., a California corporation ("Premier"), PREMIER ACQUISITION OF DELAWARE, INC., a Delaware corporation ("PAI"), EYESYS TECHNOLOGIES, INC., a Delaware corporation ("EyeSys") and FRONTENAC COMPANY (the "Principal Shareholder").


                                R E C I T A L S:
                                ---------------

     A. The parties hereto have previously entered into an Agreement and Plan of Merger dated April 24, 1997 (the "Merger Agreement") which provides for the
                                  ----------------
acquisition (the "Acquisition") by Premier of EyeSys.  The Merger Agreement has
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previously been amended, pursuant to a First Amendment of Agreement and Plan of
Merger between the parties hereto dated August 6, 1997 (the "First Amendment").
                                                             ---------------

     B. The parties desire to make the agreements set forth herein with respect to matters pertaining to the terms of the transactions contemplated by the Merger Agreement, as amended.



                                   AGREEMENT
                                   ---------

     1.  Per Share Value. The parties agree that the term "thirty (30) days"
         ---------------
as referred to in clause (ii) of the definition of "Per Share Value" in the Merger Agreement shall refer to thirty (30) business days.

     2.  Termination Date.  The reference to "September 15, 1997" in
         ----------------
Section 8.2(a)(6) and 8.2(b)(4) of the Merger Agreement, as amended, is hereby amended to be, instead, "September 30, 1997."

     3.  Stay Bonuses.  With respect to those EyeSys employees (the
         ------------
"Subject Employees") who are entitled to "Stay Bonuses" if they remain in the
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employ of EyeSys until the sixtieth (60th) day following the Closing of the
Acquisition or some earlier date approved by Premier in its sole discretion (the earlier of such dates being referred to herein as the "Measuring Date"),
                                                       ---------------
Premier agrees that if at the Measuring Date the closing sale price of the Premier Common Stock ("Common Stock") deliverable to such persons at the
                       ------------
Closing (the "Market Price") is less than the Per Share Value (as defined in the
              ------------
Merger Agreement) used to calculate the number of shares delivered to such persons, then Premier shall pay to each such person an amount in cash equal to:
(A) the number of shares of Common Stock issued to such person on account of his or her Stay Bonus, times (B) the difference between (i) the Per Share Value, and
(ii) the Market Price per share. Premier's obligation to make such payment is subject to the condition that the employee entitled to receive such payment shall have executed, within 5 business days of the Closing, an agreement in form and substance satisfactory to Premier, by which such employee
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agrees to forfeit any Common Stock received in cancellation of his or her Stay
Bonus, to the extent the aggregate market value of such Common Stock exceeds, on the Measuring Date, the total amount of the Stay Bonus to which such employee would otherwise be entitled. EyeSys represents and warrants that Schedule A attached hereto contains a true and accurate list of employees entitled to Stay Bonuses, including the amounts to which they are entitled.

     4.  Full Force and Effect. Except as expressly amended by the First
         ---------------------
Amendment and this Second Amendment, the Merger Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

     5.  Counterparts. This Second Amendment may be executed in several
         ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the dates indicated opposite their names below.


                                    PREMIER LASER SYSTEMS, INC.


Dated:  September 16, 1997          By:  /s/ Colette Cozean
                                         ------------------------------


                                    PREMIER ACQUISITION OF DELAWARE, INC.


Dated:  September 16, 1997          By:  /s/ Colette Cozean
                                         ------------------------------


                                    EYESYS TECHNOLOGIES, INC.


Dated:  September 16, 1997          By:  /s/ Henry H. Kuehn
                                         ------------------------------


                                    FRONTENAC COMPANY


Dated:  September 16, 1997          By:  /s/ James E. Crawford
                                         ------------------------------

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